Exhibit 99.1
For Immediate Release
Company Contact:
Robert Bannon
Vice President, Investor Relations & Corporate Communications
MiddleBrook Pharmaceuticals, Inc.
rbannon@middlebrookpharma.com
301-944-6710
MiddleBrook Pharmaceuticals Announces $100 Million
Investment to Support Launch of MOXATAG™
Strategic Review Results in $100MM Investment by Equity Group Investments;
Experienced Commercial Executive Management Team Appointed;
Preparing for Potential MOXATAG Launch in the First Half of 2009
GERMANTOWN, Md. – July 1, 2008 – MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that its Board of Directors has completed its previously announced review of strategic alternatives and has entered into an agreement with Equity Group Investments, L.L.C. (EGI) for a $100 million equity investment in the Company. As part of the agreement, a new, commercially-focused senior management team will be appointed. Proceeds from the transaction will allow MiddleBrook to move forward with the commercial launch of its once-daily MOXATAG™ product, and to continue the development of its clinical pipeline.
As part of the agreement with EGI, Edward M. Rudnic, Ph.D. will step down from his current position as MiddleBrook’s President and CEO and will be replaced by John Thievon, effective upon the closing of the transaction. In addition, David Becker has been appointed as MiddleBrook Executive Vice President, Finance and CFO, replacing Robert C. Low as MiddleBrook’s principal financial officer, also effective upon the transaction closing. Dr. Rudnic and Mr. Low will continue to serve as consultants to the Company following the closing.
Mr. Thievon brings more than 17 years of pharmaceutical sales and marketing experience to MiddleBrook, and will be responsible for the successful launch and commercialization of MOXATAG Tablets and the continued development of the Company’s other PULSYS® pipeline products. Most recently, Mr. Thievon was Executive Vice President, Sales and Corporate Accounts for Adams Respiratory Therapeutics (Adams). While with Adams, Mr. Thievon launched the Mucinex® brand and built the Mucinex franchise into more than $350 million in annual revenue. Mr. Thievon left Adams in February 2008, following its acquisition by Reckitt Benckiser.
Mr. Becker was also a former senior executive at Adams, where he was Chief Financial Officer from 2000-2007. He completed Adams’ initial public offering in 2005, and was appointed Chief Financial and Administrative Officer in 2007. Mr. Becker has 18 years of public accounting, mergers and acquisitions, and corporate finance experience, and will be responsible for all of MiddleBrook’s finance and operating activities.

Several changes to the Board of Directors will result from the agreement with EGI. Dr. Rudnic will depart from the MiddleBrook board, effective upon the transaction closing. At closing, William C. Pate, Managing Director at EGI; Mark Sotir, Managing Director at EGI; and John Thievon will join the current Board, which will be expanded to nine members.
“We are very pleased to have completed this agreement with Equity Group, and believe it provides MiddleBrook with both the financial resources and the operational management expertise to make our FDA-approved MOXATAG product a commercial success,” stated R. Gordon Douglas, M.D., MiddleBrook Chairman of the Board. “With our strategic review now concluded, we look forward to focusing the Company’s initiatives on successfully executing its operating plan.”
“Additionally, with the forthcoming departure of Ed Rudnic, I would like to join the Company’s employees and all its shareholders in expressing my profound gratitude for his contribution in creating MiddleBrook, its intellectual property, and in leading the team to the successful approval of MOXATAG,” Dr. Douglas continued. “Ed’s leadership, vision, and proven entrepreneurial achievements will continue to serve MiddleBrook well following his departure, and we wish him the best in his future endeavors. The current Board of Directors looks forward to working closely with MiddleBrook’s new executive management team in driving MOXATAG to the market. We are all very focused and eager to present MOXATAG to the market and to communicate its unique benefits of improved convenience and likely enhanced patient compliance to the healthcare community.”
INVESTMENT TERMS
MiddleBrook announced today that it entered into a definitive securities purchase agreement with EGI for the sale of 30,303,030 shares of its common stock at $3.30 per share and a five-year warrant to purchase a total of 12,121,212 shares of common stock at an exercise price of $3.90 per share. EGI’s investment totals approximately $100 million.
In connection with the transaction, MiddleBrook has agreed to repurchase its Keflex assets previously sold to funds affiliated with Deerfield Management in November of 2007, contemporaneously with the closing of the transaction. The Company will reacquire the Keflex assets as well as its ongoing royalty obligations to Deerfield for approximately $11 million. Additionally, as a result of the EGI transaction, MiddleBrook will redeem the 3.0 million warrants issued to Deerfield in conjunction with the Keflex asset sale for a total of $8.8 million.
The transaction is subject to approval by MiddleBrook’s common stockholders, and other customary closing conditions, and is expected to close in 60 to 90 days. Three of MiddleBrook’s largest stockholders, HealthCare Ventures, Rho Ventures and Deerfield, have entered into voting agreements with EGI and the Company, agreeing to vote their shares of MiddleBrook common stock in favor of the EGI transaction. These MiddleBrook shareholders collectively represent approximately 37 percent of the Company’s currently outstanding shares of common stock.
In addition to satisfying the Deerfield obligations described above, the Company intends to use the proceeds from the financing to support the creation of a sales and marketing infrastructure supporting the commercial launch of MOXATAG, for restarting the clinical development of its once-daily PULSYS version of Keflex®, as well as the pediatric version of its Amoxicillin PULSYS product that were previously on-hold, and for working capital and general corporate purposes.
Morgan Stanley & Co. Incorporated acted as financial advisor to MiddleBrook in connection with this transaction.
The shares sold in the private placement and the shares issuable upon the exercise of the related warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to EGI. MiddleBrook has agreed to file a registration statement with the SEC covering the resale of the common stock issued in the private placement and issuable upon the exercise of the warrants.
This news release is not an offer to sell or the solicitation of an offer to buy the shares of the Company.
ABOUT EGI:
Equity Group Investments, L.L.C. (EGI) is a Chicago-based private investment firm that has an active portfolio spanning industries and continents with interests in finance, energy, pharmaceuticals, transportation, media, telecommunications and real estate. Founded 40 years ago by financier Sam Zell, the firm has a successful track record of investing in and partnering with companies to maximize their potential. EGI’s origins were in commercial real estate, and the company served as the catalyst for three of the largest real estate investment trusts in the industry’s history.
ABOUT MIDDLEBROOK PHARMACEUTICALS:
MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in front-loaded staccato bursts, or “pulses,” are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, MiddleBrook has developed a proprietary, once-a-day pulsatile delivery technology called PULSYS®. The Company currently markets the Keflex® brand of cephalexin and has received regulatory approval for MOXATAG™ – the first and only once-daily amoxicillin product approved for marketing in the U.S. For more on MiddleBrook, please visit www.middlebrookpharma.com.
ABOUT MOXATAG:
MOXATAG™ (amoxicillin extended-release) tablets are a once-a-day extended-release formulation of amoxicillin for oral administration consisting of three components: one immediate-release and two delayed-release. The three components are combined in a specific ratio to prolong the release of amoxicillin from MOXATAG compared to immediate-release amoxicillin. MOXATAG is intended to provide a lower treatment dose, once-daily alternative to currently approved penicillin and amoxicillin regimens for the treatment of adults and pediatric patients 12 years and older with tonsillitis and/or pharyngitis.
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on MiddleBrook’s current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company’s future development plans, clinical trials, potential commercial success, and any financial forecasts included in this announcement.
The actual results realized by MiddleBrook could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company’s financial results and the ability of the Company to (1) raise additional capital and continue as a going concern, (2) increase Keflex 750 sales, (3) retain marketing approval for its MOXATAG product, (4) successfully reduce costs, (5) reach profitability, (6) prove that the preliminary findings for its product candidates are valid, (7) receive required regulatory approvals, (8) successfully conduct clinical trials in a timely manner, (9) establish its competitive position for its products, (10) develop and commercialize products that are superior to existing or newly developed competitor products, (11) develop products without any defects, (12) have sufficient capital resources to fund its operations, (13) protect its intellectual property rights and patents, (14) implement its sales and marketing strategy, (15) successfully attract and retain collaborative partners, (16) successfully commercialize and gain market acceptance for its Keflex products, (17) successfully obtain sufficient manufactured quantities of its drug products at acceptable rates, and (18) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. MiddleBrook undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.
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